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3100 Multifoods Tower                          Telephone 612 332 7000
33 South Sixth Street                          Facsimile 612 332 6711
Minneapolis, MN 55402-3795

Price Waterhouse LLP                                             [LOGO]



                                                             EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 7, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of the LB Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
April 29, 1997


PWcon.doc